I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"MILLSTREAM VENTURES, INC.", A NEVADA CORPORATION,

WITH AND INTO "AMERICAN SANDS ENERGY CORP." UNDER THE NAME OF "AMERICAN SANDS ENERGY CORP.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE ELEVENTH DAY OF OCTOBER, A.D. 2011, AT 6:41 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE NINETEENTH DAY OF OCTOBER, A.D. 2011.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5036776 8100M

111091531

AUTHENTICATION: 9087717

DATE: 10-12-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 10/11/2011
FILED 06:41 PM 10/11/2011
SRV 111091531 - 5036776 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER
OF
MILLSTREAM VENTURES, INC.
(A NEVADA CORPORATION)
INTO
AMERICAN SANDS ENERGY CORP.
(A DELAWARE CORPORATION)

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is American Sands Energy Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Millstream Ventures, Inc., a Nevada corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is American Sands Energy Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par vale of the non-Delaware corporation is 200,000,000 common shares, par value $.001, and 10,000,000 preferred shares, par value $.001.

SIXTH: The merger is to become effective on the date of filing of this Certificate of Merger.

SEVENTH: The Agreement and Plan of Merger is on file at 4760 South Highland Drive, Suite 341, Salt Lake City, Utah 84117, an office of the surviving corporation.

EIGHTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 7th day of October, A.D., 2011.

By: ______________________
William C. Gibbs, Chief Executive Officer